UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2020

 CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHUY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
On May 21, 2020, the Company entered into the second amendment (the “Amendment”) to its credit agreement, dated November 30, 2012, by and among the Company, as borrower, the subsidiaries of the Company, as guarantors, and Wells Fargo Bank, N.A., as administrative agent, swingline lender, issuing lender and lender, as amended by the first amendment to the credit agreement, dated October 30, 2015. The Amendment provides the Company with additional financial flexibility during the COVID-19 pandemic. The Amendment extends the maturity date of the credit agreement to April 30, 2022 and relaxes compliance with certain financial covenants as described further below through the new maturity date.
The Amendment requires the Company to have a fixed charge coverage ratio of not less than 1.10 to 1.00 (as of the last day of each quarter during the period from the effective date of the Amendment through the first quarter of 2021), 1.25 to 1.00 (as of the last day of the second quarter of 2021) and 1.50 to 1.00 (as of the last day of the third quarter of 2021 through the maturity of the loan).
The Amendment also replaces the requirement that the Company be in compliance with a lease adjusted leverage ratio with a leverage ratio requirement. The Amendment prohibits the Company from having a total leverage ratio of greater than 2.50 to 1.00 (as of the last day of each quarter during the period from the effective date of the Amendment through the second quarter of 2020), 3.00 to 1.00 (as of the last day of the third quarter of 2020), 4.00 to 1.00 (as of the last day of the fourth quarter of 2020 through the first quarter of 2021), 3.00 to 1.00 (as of the last day of the second quarter of 2021) and 2.50 to 1.00 (as of the last day of the third quarter of 2021 through the maturity of the loan).
Additionally, the Amendment limits the Company’s ability to make growth capital expenditures from the effective date of the Amendment through fiscal year 2021 to $8.5 million in the aggregate and adds a $5.0 million monthly liquidity covenant as well as monthly sales, cash flow and liquidity reporting requirement. The Amendment also increases the amount of indebtedness that the Company may incur that is not otherwise permitted under the credit agreement to $10.0 million from $3.0 million.
The Amendment increased the interest rate to LIBOR plus 2.75% with a LIBOR floor of 1.00%. This rate will be effective through the end of the second quarter of 2020. After the second quarter of 2020, the interest rate will be based on LIBOR plus percentages ranging from 2.25% and 2.75% depending on the Company's leverage ratio.
The credit agreement as amended by the Amendment will continue to have other customary affirmative and negative covenants and events of default.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
The credit agreement is more fully described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 and November 3, 2015, which descriptions are incorporated by reference herein.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated May 21, 2020, by and among Chuy’s Holdings, Inc., as borrower, the guarantors party thereto and Wells Fargo Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Vice President and Chief Financial Officer

Date: May 26, 2020